Exhibit 10.1
Execution Version
SECURITY AGREEMENT
Dated as of September 29, 2009
Among
EACH OF THE GRANTORS REFERRED TO HEREIN
as Grantors
and
THE BANK OF NEW YORK MELLON
as Collateral Agent

T A B L E O F C O N T E N T S

i

Schedules

Schedule I	—	Investment Property
Schedule II	—	Pledged Deposit Accounts
Schedule III	—	Receivables and Agreement Collateral
Schedule IV		Intellectual Property
Schedule V	—	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule VI	—	Changes in Name, Location, Etc.
Schedule VII	—	Letters of Credit
Schedule VIII	—	Equipment Locations
Schedule IX	—	Inventory Locations
Schedule X	—	Collateral Reserved for Sale
Schedule XI	—	Closing Date Pledged Deposit Accounts

Exhibits

Exhibit A	—	Form of Intellectual Property Security Agreement
Exhibit B	—	Form of Intellectual Property Security Agreement Supplement
Exhibit C	—	Form of Security Agreement Supplement

ii

          This SECURITY AGREEMENT, dated as of September 29, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by EASTMAN KODAK COMPANY, a New Jersey corporation (the “Company”), each direct or indirect subsidiary of the Company listed on the signature pages hereof, or which at any time executes and delivers a Security Agreement Supplement (the Company and such subsidiaries, collectively, the “Grantors”, and each, individually, a “Grantor”), in favor of THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, together with its successors and assigns from time to time, the “Collateral Agent”) for the Second Lien Secured Parties.
PRELIMINARY STATEMENTS:
          WHEREAS, the Company, the Guarantors, the Collateral Agent and The Bank of New York Mellon, as trustee (in such capacity, together with its successors and assigns from time to time, the “Trustee”), are parties to that certain Indenture, dated as of September 29, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”);
          WHEREAS, the Company, Kodak Canada Inc., the Guarantors, Citicorp USA, Inc., as agent (in such capacity, together with its successors and assigns from time to time, the “First Lien Agent”), and certain financial institutions party thereto from time to time are parties to that certain Amended and Restated Credit Agreement, dated as of March 31, 2009 (as amended by Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of September 17, 2009 (“Amendment No. 1”), and as further amended, amended and restated, supplemented or otherwise modified from time to time, and any Permitted Refinancing thereof (as such term is defined in the Intercreditor Agreement set forth below) the “First Lien Credit Agreement”);
          WHEREAS, the Company, the Guarantors, the Collateral Agent, on behalf of the Second Lien Secured Parties, and the First Lien Agent, on behalf of the First Lien Secured Parties (as defined therein), are parties to that certain Intercreditor Agreement, dated as of September 29, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”);
          WHEREAS, the Company, the Guarantors and the Collateral Agent are parties to that certain Collateral Trust Agreement, dated as of September 29, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”);
          WHEREAS, the Company may from time to time incur additional indebtedness permitted to be secured on an equal and ratable basis with the obligations under the Indenture, which additional indebtedness shall be incurred in accordance with the First Lien Credit Agreement, the Second Lien Indenture and the Collateral Trust Agreement;
          WHEREAS, each Grantor is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein and of the indebtedness owed to such Grantor (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein;
          WHEREAS, each Grantor is the owner of the deposit accounts (the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule II hereto;
          WHEREAS, the Company is or may become the owner of an “L/C Cash Deposit Account” as defined in the First Lien Credit Agreement as in effect on the date hereof (the “L/C Cash Deposit Account”) created in accordance with the First Lien Credit Agreement and subject to the security interest granted under this Agreement on terms and conditions acceptable to the First Lien Agent;
          WHEREAS, it is a requirement under the Indenture that the Grantors shall have granted the security interest contemplated by this Agreement. Each Grantor will derive substantial direct or indirect benefit from the transactions contemplated by this Agreement, the Indenture and the other related Second Lien Documents; and
          WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to such terms in the Collateral Trust Agreement, and, if a capitalized term is not defined in the Collateral Trust Agreement, it shall have the meaning ascribed thereto in the Indenture. Further, unless otherwise defined in this Agreement, the Collateral Trust Agreement or in the Indenture, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.
          NOW, THEREFORE, in consideration of the premises and in order to induce the purchasers named therein to enter into the Purchase Agreement, Holders from time to time to hold the Notes, and the Trustee to enter into the Indenture, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Second Lien Secured Parties, as follows:
          Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Second Lien Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):
          (a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft and furniture (excepting all fixtures), and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

          (b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);
          (c) all accounts, instruments (including, without limitation, promissory notes), deposit accounts, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind owing to Grantors, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (any and all such instruments, deposit accounts, general intangibles and other obligations to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables”, subject to restrictions on assignment and/or transfer, and all such supporting obligations, security agreements, Liens, leases, letters of credit and other contracts owing to the Grantors or supporting the obligations owing to the Grantors under the Receivables being the “Related Contracts”);
          (d) the following (the “Security Collateral”):
          (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;
          (ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;
          (iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner of the issuers of such Pledged Equity or of each direct Subsidiary of the Company that, for the most recently completed fiscal year of the Company for which audited financial statements are available, either (A)  has, together with its Subsidiaries, assets that exceed 5% of the total assets shown on the consolidated statement of financial condition of the Company as of the last day of such period or (B) has, together with its Subsidiaries, net sales that exceed 5% of the consolidated net sales of the Company for such period (each, a “Material Subsidiary”), provided that not more than 65% of the equity in any Foreign Subsidiary shall be subject to the pledge hereunder (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;
          (iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;
          (v) subject to restrictions on assignment and/or transfer, all security entitlements or commodity contracts carried in a securities account or commodity account, all security entitlements with respect to all financial assets from time to time credited to the L/C Cash Deposit Account and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon with respect thereto; and
          (vi) subject to restrictions on assignment and/or transfer, all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts, but excluding any Equity Interest in any affiliate excluded from the Pledged Equity in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner) and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;
          (e) subject to restrictions on assignment and/or transfer, each Hedging Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);
          (f) the following (collectively, the “Account Collateral”):
          (i) the Pledged Deposit Accounts, the L/C Cash Deposit Account and all funds and financial assets from time to time credited thereto (including, without limitation, all cash equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts or the L/C Cash Deposit Account;
          (ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral or possessed by the First Lien Agent as bailee for the Collateral Agent; and
          (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and
          (g) the following (collectively, the “Intellectual Property Collateral”):
          (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto, other than those patents and related rights currently contemplated to be sold by the Company or any other Grantor listed in Schedule IV(A)(i) attached hereto (“Patents”);
          (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, together, in each case, with the goodwill symbolized thereby (“Trademarks”);
          (iii) all copyrights, including, without limitation, copyrights in computer software, internet web sites and the content thereof, whether registered or unregistered (“Copyrights”); all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;
          (iv) except as set forth above, all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;
          (v) subject to restrictions on assignment and/or transfer, all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”); and

          (vi) subject to restrictions on assignment and/or transfer, any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
          (h) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (g) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash;
provided, however, that in no event shall the Collateral include, and no lien or security interest shall be created in, any asset which is, or hereafter becomes, a Principal Property or consists of the Equity Interests in an entity which is, or hereafter becomes, a Principal Property Subsidiary to the extent that any lien or security interest in such asset created under this Agreement would require that the notes or other debt securities issued pursuant to the 1988 Indenture be equally and ratably secured by such asset under the terms of the 1988 Indenture, or consists of the Equity Interests in an entity which is, or hereafter becomes, a Securitization Subsidiary, and provided, further, that notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under this Section 1 hereof attach to: (A) any assets of any Grantor located outside the United States (other than Equity Interests as otherwise provided in this Agreement), (B) any deposit account for taxes, payroll, employee benefits or similar items and any other account or financial asset in which such security interest would be unlawful or in violation of any employee benefit plan or employee benefit agreement, (C) any lease, license, contract, agreement or other property right (including any United States of America intent-to-use trademark or service mark application), to which any Grantor is a party or of any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in: (x) the abandonment, invalidation, unenforceability or other impairment of any right, title or interest of any Grantor therein, or (y) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, agreement or other property right, (D) any of the outstanding capital stock of a Foreign Subsidiary in excess of 65% of the voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, or (E) any real property or fixture (all of the foregoing being referred to herein as the “Excluded Property”).
          Section 2. Security for Obligations; Intercreditor Agreement.
          (a) This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, repurchase, redemption, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Second Lien Obligations (collectively, the “Secured Obligations”).

          (b) Notwithstanding anything herein to the contrary, the relative rights and remedies of the Collateral Agent and the Second Lien Secured Parties and the obligations of the Grantors hereunder shall be subject to and governed by the terms of the Intercreditor Agreement at any time the Intercreditor Agreement is in effect. At any time prior to the Discharge of First Lien Obligations, in the case of Collateral as to which possession or control by Collateral Agent is required under this Agreement, the Grantors shall be deemed to have satisfied such obligations by delivery of such Collateral or the grant of control to First Lien Agent. In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.
          Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to perform all of its duties and obligations thereunder to the extent set forth therein to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Second Lien Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Second Lien Document, nor shall any Second Lien Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
          Section 4. Delivery and Control of Security Collateral.
          (a) Subject to the terms of the Intercreditor Agreement, all certificates or instruments representing or evidencing existing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent except to the extent that such transfer or assignment is (x) prohibited by applicable law or (y) subject to certain corporate actions by the holders or issuers of non-US Initial Pledged Equity which have not occurred as of the date such delivery is required and governmental approvals or consents to pledge or transfer with respect to non-US Material Subsidiaries which have not yet been obtained as to which Grantor shall use commercially reasonable effects to complete as soon as practicable after the date hereof.
          (b) Subject to the terms of the Intercreditor Agreement, with respect to any Security Collateral representing interest in Material Subsidiaries in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will use commercially reasonable efforts to cause the issuer thereof to agree in an authenticated record with such Grantor and the Collateral Agent that, upon notice from the Collateral Agent that an Event of Default has occurred and is continuing, such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent. Upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of other Security Collateral as provided in Section 4(e) below.

          (c) Subject to the terms of the Intercreditor Agreement, with respect to any securities or commodity account, any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent hereunder is not the securities intermediary, upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default the relevant Grantor will use its commercially reasonable efforts to cause the securities intermediary with respect to such security or commodity account or security entitlement to identify in its records the Collateral Agent as the entitlement holder thereof.
          (d) Subject to the terms of the Intercreditor Agreement, upon the request of Collateral Agent upon the occurrence and during the continuance of an Event of Default, each Grantor shall cause the Security Collateral to be registered in the name of the Collateral Agent or such of its nominees as the Collateral Agent shall direct, subject only to the revocable rights specified in Section 12(a). In addition, subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default to convert Security Collateral consisting of financial assets credited to any securities account or the L/C Cash Deposit Account to Security Collateral consisting of financial assets held directly by the Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral consisting of financial assets credited to any securities or commodity account or the L/C Cash Deposit Account.
          (e) Upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.
          (f) Notwithstanding anything to the contrary in the Second Lien Documents, with respect to any security documents under local law to be delivered with respect to Material Subsidiaries as of the date of this Agreement, the Company shall have 60 days from the date of this Agreement to deliver such security documents to the Collateral Agent, and no Event of Default shall arise as a result of any failure to deliver such security documents prior to such time.
          Section 5. Maintaining the Account Collateral. So long as any Second Lien Obligation shall remain outstanding (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made):
          (a) Subject to the terms of the Intercreditor Agreement, with respect to any Pledged Deposit Account, upon the request of the Collateral Agent made upon the occurrence and during the continuance of an Event of Default, each Grantor will promptly enter into an agreement with the financial institution holding the applicable Pledged Deposit Account pursuant to which such financial institution shall agree with such Grantor and the Collateral Agent to, upon notice from the Collateral Agent, comply with instructions originated by the Collateral Agent directing the disposition of funds in such deposit account without the further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent (a “Deposit Account Control Agreement”), and instruct each Person obligated at any time to make any payment to such Grantor for any reason (an “Obligor”) to make such payment to any such Pledged Deposit Account or the L/C Cash Deposit Account;

provided, however, that notwithstanding the foregoing, the applicable Grantors shall use commercially reasonable efforts to obtain Deposit Account Control Agreements with respect to the Pledged Deposit Accounts listed on Schedule XI hereto within sixty (60) days following the date hereof, as such period may be extended in the Collateral Agent’s reasonable discretion.
          (b) Upon notice from the Collateral Agent that an Event of Default has occurred and is continuing, each Grantor agrees to terminate any or all Pledged Deposit Accounts, other than those Pledged Deposit Accounts (x) maintained with the First Lien Agent, or (y) subject to Deposit Account Control Agreements, upon request by the Collateral Agent, subject to the terms of the Intercreditor Agreement.
          (c) Subject to the terms of the Intercreditor Agreement, the Collateral Agent may, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts or the L/C Cash Deposit Account to satisfy the Grantor’s obligations under the Second Lien Documents if an Event of Default shall have occurred and be continuing. As soon as reasonably practicable after any such transfer, the Collateral Agent agrees to give written notice thereof to the applicable Grantor.
          Section 6. Representations and Warranties. Each Grantor represents and warrants as follows:
          (a) Such Grantor’s exact legal name, chief executive office, type of organization, jurisdiction of organization and organizational identification number as of the date hereof is set forth in Schedule V hereto. Within the twelve months preceding the date hereof, such Grantor has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule V hereto except as set forth in Schedule VI hereto.
          (b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or Liens permitted under the Indenture. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may exist on the date of this Agreement, have been filed in favor of the First Lien Agent related to the First Lien Credit Agreement and related documents, the Collateral Agent relating to the Second Lien Documents or are otherwise permitted under the Indenture.
          (c) All Equipment of such Grantor having a value in excess of $10,000,000 and Inventory of such Grantor having a value in excess of $10,000,000 as of the date hereof is located at the places specified therefor in Schedule VIII and Schedule IX hereto, respectively. Such Grantor has exclusive possession and control of its Inventory, other than Inventory stored at any leased premises or third party warehouse.
          (d) None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument in excess of $10,000,000 that has not been delivered to the Collateral Agent or, at any time prior to the Discharge of First Lien Obligations, the First Lien

Agent. All such Receivables or Agreement Collateral valued in excess of $10,000,000 is listed on Schedule III attached hereto.
          (e) All Security Collateral consisting of certificated securities and instruments with an aggregate fair market value in excess of $10,000,000 for all such Security Collateral of the Grantors have been delivered to the Collateral Agent or, at any time prior to the Discharge of First Lien Obligations, the First Lien Agent.
          (f) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.
          (g) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non assessable. The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof and, if evidenced by any promissory notes, such promissory notes have been delivered to the Collateral Agent or, at any time prior to the Discharge of First Lien Obligations, the First Lien Agent, and is not in default.
          (h) The Initial Pledged Equity pledged by such Grantor constitutes, as of the date hereof, 65% of the issued and outstanding Equity Interests of the issuers thereof indicated on Part I of Schedule I hereto. The Initial Pledged Debt constitutes all of the outstanding Debt for Borrowed Money owed to such Grantor by the issuers thereof as of the date set forth on Part II of Schedule I hereto.
          (i) Such Grantor has no investment property with a market value in excess of $10,000,000 as of the date set forth on Part III of Schedule I hereto, other than the investment property listed therein.
          (j) The Assigned Agreements to which such Grantor is a party have been duly authorized, executed and delivered by such Grantor and, to such Grantor’s knowledge, any material Assigned Agreements are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms.
          (k) Such Grantor has no material deposit accounts subject to the grant or security in Section 1 of this Agreement as of the date hereof, other than the Pledged Deposit Accounts listed on Schedule II hereto.
          (l) Such Grantor is not a beneficiary or assignee under any letter of credit with a stated amount in excess of $10,000,000 and issued by a United States financial institution as of the date hereof, other than the letters of credit described in Schedule VII hereto.
          (m) This Agreement creates in favor of the Collateral Agent, for the benefit of the Second Lien Secured Parties, a valid security interest in the Collateral and is prior to all other Liens on the Collateral other than Liens described in clauses 2(B), (3), (4), (6), (7), (8), (9), (12) (except with respect to judgment liens), (13), (14), (15), (16), (17), (18), and (19) (solely as it relates to clauses 2(B), (14), (15) or (16) of the definition of “Permitted Liens”) of the definition of “Permitted Liens” under the Indenture and other Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent such Liens by law have priority over the Liens granted by this Agreement (collectively, “Permitted Priority Liens”), granted by such Grantor under this Agreement, securing the payment of the Secured Obligations except to the extent that control or possession by the Collateral Agent is required for the creation of the security interest; all filings and other actions necessary to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken and are in full force and effect other than (i) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC; (ii) actions necessary to perfect the Collateral Agent’s security interest with respect to Collateral evidenced by a certificate of title or Collateral consisting of vessels or aircraft; (iii) actions necessary to transfer and prior approval of or filings with any governmental entity required in connection with any interest in Pledged Equity; and (iv) filings with respect to Intellectual Property Collateral except as are required to be made under this Agreement; provided, however, that the Collateral Agent’s security interest hereunder may not have priority with respect to (1) Account Collateral maintained with a financial institution other than the First Lien Agent, the Collateral Agent or a financial institution party to a Deposit Account Control Agreement then in effect, (2) assets encumbered by Liens on the date of this Agreement (other than Liens in favor of First Lien Agent), (3) Collateral evidenced by a certificate of title or consisting of vessels or aircraft, (4) Collateral subject to Permitted Priority Liens, (5) Collateral with an aggregate book value of less than $10,000,000 and (6) other Collateral to the extent consented to by the Collateral Agent (collectively, the “Specified Collateral”).
          (n) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the second priority nature of such security interest in Collateral other than the Specified Collateral), except for (A) the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, (B) the recordation of the Intellectual Property Security Agreement with respect to certain registered copyrights attached thereto, which has been delivered for recording and is in full force and effect, and the actions described in Section 4 with respect to the Security Collateral, (C) certain corporate actions by the holders or issuers of non-U.S. Initial Pledged Equity which have not occurred as of date required hereunder, necessary to transfer or assign, (D) the governmental filings required to be made or approvals obtained prior to the creation of security interest in any Pledged Equity issued by a non-US Person and any filings or approvals required prior to realizing on any such Pledged Equity, (E) the execution and delivery of Amendment No. 1 by all parties thereto, which Amendment No. 1 is in full force and effect as of the date hereof and (F) the control of certain assets as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as set forth above and as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.
          (o) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law except where the failure to so comply would not have a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Company and any Subsidiaries whose accounts are consolidated with the accounts of the Company in accordance with GAAP, taken as a whole, (b) the rights and remedies of the Collateral Agent or any Second Lien Secured Party under any Secured Agreement or (c) the ability of the Company and any other Grantor with assets included in Collateral having a value of at least $50,000,000 as of the end of the preceding fiscal year of the Company to perform its obligations under any Second Lien Documents to which it is a party ( a “Material Adverse Effect”).
          (p) As to itself and its Intellectual Property Collateral:
          (i) The operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party, except as are not expected to have a Material Adverse Effect.
          (ii) Such Grantor is the exclusive owner of all right, title and interest in and to Patents, Trademarks and Copyrights contained in the Intellectual Property Collateral, except as set forth in Schedule IV hereto as of the date set forth therein with respect to co-ownership of certain Patents; and such Grantor is entitled to use all such Intellectual Property Collateral in accordance with applicable law; in each case subject to the terms of the IP Agreements.
          (iii) The Intellectual Property Collateral set forth on Schedule IV hereto includes all of the registered patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications owned by such Grantor as of the date set forth therein.
          (iv) The issued Patents and registered Trademarks contained in the Intellectual Property Collateral have not been adjudged invalid or unenforceable in whole or part, and to the knowledge of the Company, are valid and enforceable, except to the extent Grantor has ceased use of any such registered Trademarks.
          (v) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes, as deemed necessary by Grantor in its reasonable business discretion, to maintain and protect its interest in each and every material item of Intellectual Property Collateral owned by such Grantor in full force and effect.
          (vi) No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property Collateral or the validity of effectiveness of any such Intellectual Property Collateral, nor does the Company know of any valid basis for any such claim, except, in either case, for such claims that in the aggregate are not reasonably expected to have a Material Adverse Effect. The use of such Intellectual Property Collateral by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, are not reasonably expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Second Lien Documents will not result in the termination or impairment of any of the Intellectual Property Collateral.
          (vii) With respect to each IP Agreement: (A) to the knowledge of the Company, such IP Agreement is valid and binding and in full force and effect; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement within the six months immediately preceding the date of this Security Agreement; (D) within the six months immediately preceding the date of this Security Agreement, such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; and (E) neither such Grantor nor, to such Grantor’s knowledge, any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination or modification under such IP Agreement; in the case of each of clauses (A) through (E) above, except as would not reasonably be expected to have a Material Adverse Effect.
          (viii) To the Company’s knowledge, none of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor within the past two years.
          Section 7. Further Assurances.
          (a) Each Grantor agrees that from time to time, in accordance with the terms of this Agreement and subject to the terms of the Intercreditor Agreement, at the expense of such Grantor and at the reasonable request of the Collateral Agent, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will, subject to the terms of the Intercreditor Agreement, at the reasonable request of the Collateral Agent, promptly with respect to the Collateral of such Grantor: (i) mark conspicuously each document included in Inventory, each chattel paper included in Receivables each Assigned Agreement and, at the request of the Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such document, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (iii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) at the request of the Collateral Agent, take all action to ensure that the Collateral Agent’s security interest is noted on any certificate of title related to any Collateral evidenced by a certificate of title; and (v) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.
          (b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor in the United States other than assets now or hereafter constituting Principal Properties or the equity of any Principal Property Subsidiaries or Securitization Subsidiaries, or any real property or fixtures, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.
          (c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
          Section 8. As to Equipment and Inventory.
          (a) Each Grantor will keep its Equipment having a value in excess of $10,000,000 and Inventory having a value in excess of $10,000,000 (other than Inventory sold in the ordinary course of business) at the places therefor specified in Schedule VIII and Schedule IX, respectively, or, upon 30 days’ prior written notice to the Collateral Agent, at such other places designated by such Grantor in such notice.
          (b) Each Grantor will pay promptly before such amounts become delinquent all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, its Equipment and Inventory, except to the extent such taxes, assessments or governmental charges or levies are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors. In producing its Inventory, each Grantor will comply with all requirements of applicable law, except where the failure to so comply will not have a Material Adverse Effect.
          Section 9. Insurance.

          (a) Each Grantor will, at its own expense, maintain or cause to be maintained, insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be customary for similar businesses of the size and scope of the Company on a consolidated basis, provided, however, that the Grantor may self insure to the extent consistent with prudent business practice. Subject to the terms of the Intercreditor Agreement, each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the First Lien Agent (at any time prior to the Discharge of First Lien Obligations), Collateral Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses, except for losses of less than $25,000,000 per occurrence, to be paid directly to the Collateral Agent. So long as no Event of Default shall have occurred and be continuing, all property damage insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of Inventory will be released by the Collateral Agent to the applicable Grantor. Subject to the terms of the Intercreditor Agreement, each such policy shall in addition (i) name such Grantor, the First Lien Agent (at any time prior to the Discharge of First Lien Obligations) and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iii) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent certificates of insurance evidencing such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker or the insurer with respect to such insurance. Further, each Grantor will, at the request of the Collateral Agent, subject to the terms of the Intercreditor Agreement, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 1(h) and cause the insurers to acknowledge notice of such assignment.
          (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 9 may be paid directly to the Person who shall have incurred damages covered by such insurance. In case of any loss involving damage to Equipment or Inventory when Section 9(c) below is not applicable, the applicable Grantor, to the extent determined to be in the business interest of such Grantor, will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Indenture, to pay or as reimbursement for the costs of such repairs or replacements or, if such Grantor determines not to repair or replace such Equipment or Inventory, treat the loss or damage as an Event of Loss under the Indenture.
          (c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Collateral Agent to the applicable Grantor. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent subject to the terms of the Intercreditor Agreement and shall, in the Collateral Agent’s sole discretion, (i) be released to the applicable Grantor for the repair, replacement or restoration thereof, or (ii) be held as additional Collateral hereunder or applied as specified in Section 19(b).

          Section 10. Post-Closing Changes; Collections on Assigned Agreements and Receivables.
          (a) No Grantor will change its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule V of this Agreement without first giving at least 15 Business Days prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Collateral Agent at any time during normal business hours, on reasonable notice, to inspect and make abstracts from such records and other documents; provided that, at any time prior to the occurrence of a continuing Event of Default, the right of the Collateral Agent and any of its representatives to visit the property of the Company and any of its Subsidiaries shall be subject to reasonable rules and restrictions of the Company for such access, and such visit shall not unreasonably interfere with the ongoing conduct of the business of the Company and its Subsidiaries at such properties. If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.
          (b) Except as otherwise provided in this Section 10(b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements and Receivables. In connection with such collections, subject to the terms of the Intercreditor Agreement, such Grantor may take (and, at the Collateral Agent’s direction, will take) such action as such Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Assigned Agreements and Receivables; provided, however, that the Collateral Agent shall have the right at any time, subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements and Receivables of the assignment of such Assigned Agreements to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements and Receivables, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements and Receivables, including, without limitation, those set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, and subject to the terms of the Intercreditor Agreement, (i) if any Event of Default shall have occurred and be continuing all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements and Receivables of such Grantor shall be received in trust for the benefit of the Second Lien Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) and applied as provided in Section 19(b) of this Agreement, and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement, release wholly or partly any Obligor thereof or allow any credit or discount thereon other than credits or discounts given in the ordinary course of business.

          Section 11. As to Intellectual Property Collateral.
          (a) With respect to each item of its Intellectual Property Collateral material to the business of the Company and its Subsidiaries, each Grantor agrees to take, at its expense, all commercially reasonable steps as determined in Grantor’s reasonable discretion, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance (in accordance with the exercise of such Grantor’s reasonable business discretion) of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings; in each case except where the failure to so file, register or maintain is not reasonably likely to have a Material Adverse Effect. No Grantor shall discontinue use of or otherwise abandon any such material Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer necessary or desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.
          (b) Until the termination of the Indenture, each Grantor agrees to provide, annually to the Collateral Agent an updated Schedule of its Patents, Trademarks and registered Copyrights.
          (c) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall take such commercially reasonable actions determined in its reasonable discretion, at its expense, to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.
          (d) Each Grantor shall take all reasonable steps which it deems appropriate under the circumstances to preserve and protect each item of its material Trademarks included in the Intellectual Property Collateral, including, without limitation, maintaining substantially the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the general quality of the products and services as of the date hereof, and taking all steps reasonably necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.
          (e) With respect to the Intellectual Property Collateral, upon the reasonable request of the Collateral Agent made upon the occurrence and during the continuance of an

Event of Default, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit A hereto or otherwise in form and substance satisfactory to the Collateral Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office, and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral; provided, however, that notwithstanding the foregoing, the applicable Grantors shall, on the date hereof, execute or otherwise authenticate and deliver an Intellectual Property Security Agreement with respect to each of the Copyrights listed on Schedule IV(D) hereto under the subheading “Copyrights to be Recorded Against”.
          (f) Upon the occurrence of and during the continuance of an Event of Default or, with respect to any Copyright, upon the reasonable request of the Collateral Agent, each entity which executes a Security Agreement Supplement as Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Collateral Agent (an “IP Security Agreement Supplement”) covering such Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property.
          Section 12. Voting Rights; Dividends; Etc.
          (a) So long as no Default under Section 6.01(1), (2), (7) or (8) of the Indenture (or any comparable provision under any other Second Lien Document) shall have occurred and be continuing:
          (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.
          (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Second Lien Documents; provided, however, that any and all dividends, interest and other distributions paid or payable in the form of instruments or certificates in respect of, or in exchange for, any Security Collateral, shall, subject to the terms of the Intercreditor Agreement, be promptly delivered to the Collateral Agent to hold as Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Second Lien Secured Parties, be segregated from the other property or funds of such Grantor and be promptly delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).
          (iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 12(a)(i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to Section 12(a)(ii) above.
          (b) Upon the occurrence and during the continuance of a Default under Section 6.01(1), (2), (7) or (8) of the Indenture (or any comparable provision under any other Second Lien Document), subject to the terms of the Intercreditor Agreement:
          (i) All rights of each Grantor (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 12(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (B) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 12(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent for the benefit of the Second Lien Secured Parties, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.
          (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of Section 12(b)(i) above shall be received in trust for the benefit of the Second Lien Secured Parties, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).
          Section 13. As to the Assigned Agreements.
          (a) Each Grantor will at its expense:
          (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it to the extent consistent with its past practice or reasonable business judgment, maintain the Assigned Agreements to which it is a party in full force and effect, and enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and, subject to the terms of the Intercreditor Agreement, take all such action to such end as may be requested from time to time by the Collateral Agent; and
          (ii) furnish to the Collateral Agent promptly upon receipt thereof copies of all notices of defaults in excess of $50,000,000 received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Collateral Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Collateral Agent may reasonably request and (B) upon request of the Collateral Agent, subject to the terms of the Intercreditor Agreement, make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.
          (b) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Collateral Agent for benefit of the Second Lien

Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.
          (c) Each Grantor agrees, upon the reasonable request of Collateral Agent, to instruct each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to a Pledged Deposit Account.
          (d) All moneys received or collected pursuant to Section 13(c) above shall be (i) released to the applicable Grantor on the terms set forth in Section 5 so long as no Event of Default shall have occurred and be continuing or (ii) if any Event of Default shall have occurred and be continuing, applied as provided in Section 19(b).
          Section 14. As to Letter-of-Credit Rights.
          (a) Except as otherwise permitted by the this Agreement, each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, hereby assigns, subject to the terms of the Intercreditor Agreement, to the Collateral Agent such rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Upon request of the Collateral Agent, subject to the terms of the Intercreditor Agreement, each Grantor will promptly use commercially reasonable efforts to cause the issuer of each letter-of-credit with a stated amount in excess of $10,000,000 and each nominated person (as defined in Section 5-102 of the UCC) (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.
          (b) Upon the occurrence and during the continuance of an Event of Default, each Grantor will, promptly upon request by the Collateral Agent, subject to the terms of the Intercreditor Agreement, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of letter of credit.
          Section 15. Transfers and Other Liens; Additional Shares; Additional Security.
          (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than (A) sales, assignments and other dispositions of Collateral, and options relating to Collateral, in the ordinary course of business as currently conducted, (B) sales, assignments and other dispositions of, and options relating to, Collateral listed on Schedule X hereto, (C) sales, assignments or other dispositions of Collateral as permitted under the terms of the Indenture, and (D) to any other Grantor, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Indenture.

          (b) Subject to the terms of the Indenture and this Agreement, each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer except to such Grantor or its affiliates, and (ii) pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities as required by Section 15(c) below from time to time acquired by such Grantor in any manner.
          (c) Upon (i) the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, (ii) the formation or acquisition of any new Material Subsidiaries owned directly by the Company (other than a Principal Property Subsidiary or a Securitization Subsidiary), or any Restricted Subsidiary becoming a Guarantor, or (iii) the acquisition of any property (other than Excluded Property) by the Company or any Guarantor, or any property of the Company or any Guarantor ceasing to be Excluded Property, and such property, in the judgment of the Collateral Agent (as to which judgment the Collateral Agent has given notice to the Company), shall not already be subject (other than in respect of the Specified Collateral) to a perfected second priority security interest in favor of the Collateral Agent for the benefit of the Second Lien Secured Parties, but in each case subject to the terms of the Intercreditor Agreement, then in each case at the Company’s expense:
          (A) within 45 days after (1) such request or acquisition of property other than any Excluded Property by the Company or any Guarantor or any property ceasing to be Excluded Property, duly execute and deliver, and cause each Guarantor to duly execute and deliver, to the Collateral Agent such additional pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the obligations of the Company or such Guarantor under the Second Lien Documents and constituting Liens on all such properties and (2) such formation or acquisition of any new Material Subsidiary owned directly by the Company (other than a Principal Property Subsidiary or a Securitization Subsidiary), or any Restricted Subsidiary becoming a Guarantor, duly execute and deliver and cause such Guarantor or any Guarantor acquiring Equity Interests in such Subsidiary to duly execute and deliver to the Collateral Agent pledges, assignments and Security Agreement Supplements related to such Equity Interests as specified by, and in form and substance satisfactory to the Collateral Agent, securing payment of all of the obligations of the Company or such Guarantor under the Second Lien Documents; provided that (v) the stock of any Principal Property Subsidiary or any Securitization Subsidiary shall not be required to be pledged, (w) the stock of any Subsidiary held by a Foreign Subsidiary shall not be required to be pledged, (x) if such new property is Equity Interests in a Foreign Subsidiary, no more than 65% of the Equity Interests in such Foreign Subsidiary shall be pledged in favor of the Second Lien Secured Parties, (y) no property that is Excluded Property shall be required to be pledged, and (z) no Excluded Subsidiary shall be required to become a Grantor hereunder or otherwise to provide security,
          (B) within 60 days after such request, formation or acquisition, take, and cause each Guarantor and each newly acquired or newly formed direct Material Subsidiary (other than a Foreign Subsidiary, a Principal Property Subsidiary or a

Securitization Subsidiary) to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements delivered pursuant to this Section 15(c), enforceable against all third parties in accordance with their terms (other than in respect of any Excluded Property and the Specified Collateral) consistent with the forms and types of agreements required to be delivered by any Grantor party hereto as of the date of this Agreement,
          (C) within 60 days after such request, formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Second Lien Secured Parties, of counsel for the Company or the applicable Guarantor reasonably acceptable to the Collateral Agent as to (1) such pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements described in clauses (A) and (B) above being legal, valid and binding obligations of the Company and each Guarantor party thereto enforceable in accordance with their terms and as to the matters contained in clause (B) above, subject to customary exceptions, (2) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such assets, and (3) such other matters as the Collateral Agent may reasonably request, consistent with the form of opinion delivered as of the date of this Agreement, and
          (D) at any time and from time to time, promptly execute and deliver, and cause each Guarantor and each newly acquired or newly formed direct Wholly Owned Domestic Restricted Subsidiary other than an Excluded Subsidiary to execute and deliver, any and all further instruments and documents and take, and cause such Subsidiary to take, all such other action as the Collateral Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements.
          Section 16. Collateral Agent Appointed Attorney in Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, subject to the terms of the Intercreditor Agreement, including, without limitation:
          (a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 9,

          (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
          (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and
          (d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.
          Section 17. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so, upon notice to the Company of at least five Business Days in advance and if the Company fails to cure within such period, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 20.
          Section 18. The Collateral Agent’s Duties.
          (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Second Lien Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Second Lien Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.
          (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more of its affiliates (or, with the consent of the Company, any other Persons) subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Second

Lien Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.
          (c) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or otherwise as to the maintenance of Collateral.
          Section 19. Remedies. If any Event of Default shall have occurred and be continuing and such Event of Default has resulted in the acceleration of the Secured Obligations, which acceleration has not been rescinded or otherwise terminated then, subject to the terms of the Intercreditor Agreement:
          (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy, consistent with Section 10(a), on a non-exclusive basis any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral, and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale, or of the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
          (b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 20) in whole or in part by the Collateral Agent for the ratable benefit of the Second Lien Secured Parties against, all or any part of the Secured Obligations as set forth in the Collateral Trust Agreement.
          (c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).
          (d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account; provided, however, that no such right shall exist against any deposit designated as being for the benefit of any governmental authority. The Collateral Agent agrees promptly to notify the applicable Grantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.
          (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee, to the extent practicable, such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.
          (f) In each case under this Agreement in which the Collateral Agent takes any action with respect to the Collateral, including proceeds, the Collateral Agent shall provide to the Company such records and information regarding the possession, control, sale and any receipt of amounts with respect to such Collateral as may be reasonably requested by the Company as a basis for the preparation of the company’s financial statements in accordance with GAAP.
          Section 20. Collateral Trust Agreement; Requests by Collateral Agent.

          (a) The provisions of the Collateral Trust Agreement and the Indenture relating to the Collateral Agent including, without limitation, the provisions relating to resignation or removal of the Collateral Agent, reimbursement of expenses, exculpatory rights, rights to indemnification and the powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Collateral Trust Agreement or the Indenture, as applicable.
          (b) Notwithstanding anything to the contrary stated herein, to the extent the provisions hereunder provide for the Collateral Agent to make any request to any Grantor to take or refrain from taking any action, the Collateral Agent shall have no duty to make any such request, unless instructed to do so by the Majority Holders.
          Section 21. Amendments; Waivers; Additional Grantors; Etc.
          (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and, with respect to any amendment, the Company on behalf of the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Second Lien Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
          (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Second Lien Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Second Lien Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.
          Section 22. Confidentiality; Notices; References.
          (a) The Collateral Agent may not disclose to any Person any confidential, proprietary or non-public information of any Grantor furnished to the Collateral Agent by any Grantor, including, without limitation, any information included in the schedules or exhibits to this Agreement (such information being referred to collectively herein as the “Company Information”), except that the Collateral Agent may disclose Company Information (i) to its and its affiliates’ managers, administrators, partners, employees, trustees, officers, directors, agents, advisors and other representatives solely for purposes of this Agreement, any other Second Lien Documents and the transactions contemplated hereby and thereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Company Information and instructed to keep such Company Information confidential on terms substantially no less restrictive than those provided herein), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it, provided that, to the extent permitted by law and practicable under the circumstances, the Collateral Agent shall provide the Company with prompt notice of such requested disclosure so that the Company may seek a protective order prior to the time when the Collateral Agent is required to make such disclosure, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that, to the extent permitted by law and practicable under the circumstances, the Collateral Agent shall provide the Company with prompt notice of such requested disclosure so that the Company may seek a protective order prior to the time when the Collateral Agent is required to make such disclosure, (iv) as necessary in connection with any security interest filings or in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (v) to the extent such Company Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 23 by the Collateral Agent or by any Second Lien Secured Party, or (B) is or becomes legally available to the Collateral Agent on a nonconfidential basis from a source other than a Grantor, provided that the source of such information was not known by the Collateral Agent to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligations of confidentiality to a Grantor or any other party with respect to such information, (vi) with the consent of the Company, and (vii) to any party hereto.
          (b) All notices and other communications provided for hereunder shall be delivered as provided in Section 8.3 of the Collateral Trust Agreement.
          (c) The definitions of certain terms used in this Agreement are set forth in the following locations:

Account Collateral	Section 1(f)
Additional Grantor	Section 21(b)
Agreement	Preamble
Agreement Collateral	Section 1(e)
Amendment No. 1	Preliminary Statements
Assigned Agreements	Section 1(e)
Collateral	Section 1
Collateral Agent	Preamble
Collateral Trust Agreement	Preliminary Statements
Company	Preamble
Company Information	Section 22(a)
Copyrights	Section 1(g)(iii)
Deposit Account Control Agreement	Section 5(a)
Equipment	Section 1(a)
Excluded Property	Section 1
First Lien Agent	Preliminary Statements
First Lien Credit Agreement	Preliminary Statements
Grantor, Grantors	Preamble
Indenture	Preliminary Statements
Initial Pledged Equity	Preliminary Statements
Initial Pledged Debt	Preliminary Statements
Intellectual Property Collateral	Section 1(g)

Intellectual Property Security Agreement	Section 11(e)
Intercreditor Agreement	Preliminary Statements
Inventory	Section 1(b)
IP Agreements	Section 1(g)(v)
IP Security Agreement Supplement	Section 11(f)
L/C Cash Deposit Account	Preliminary Statements
Material Adverse Effect	Section 6(o)
Material Subsidiary	Section 1(d)(iii)
Obligor	Section 5(a)
Patents	Section 1(g)(i)
Permitted Priority Liens	Section 6(m)
Pledged Debt	Section 1(d)(iv)
Pledged Deposit Accounts	Preliminary Statements
Pledged Equity	Section 1(d)(iii)
Receivables	Section 1(c)
Related Contracts	Section 1(c)
Secured Obligations	Section 2(a)
Security Agreement Supplement	Section 21(b)
Security Collateral	Section 1(d)
Specified Collateral	Section 6(m)
Subagent	Section 18(b)
Trademarks	Section 1(g)(ii)
Trade Secrets	Section 1(g)(iii)
Trustee	Preliminary Statements
UCC	Preliminary Statements
          Section 23. Continuing Security Interest; Transfers Under the Second Lien Documents. This Agreement shall create a continuing security interest in the Collateral and shall (a) except as otherwise provided in Section 24 below, remain in full force and effect until the payment in full in cash of the Secured Obligations, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Second Lien Secured Parties and their respective successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted in Section 3.05 of the Indenture (or any comparable provisions in any other Second Lien Document), any applicable Second Lien Secured Party may transfer any of its Notes or any Indebtedness in respect of any Second Lien Documents held by it to any permitted transferee, and such permitted transferee shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise.
          Section 24. Release. The Collateral Agent’s Liens upon the Collateral will be released as provided in Section 7.1 of the Collateral Trust Agreement.
          Section 25. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.
          Section 26. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          Section 27. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent, for the benefit of the Second Lien Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent, for the benefit of the Second Lien Secured Parties, hereunder are subject to the provisions of the Intercreditor Agreement, among Citicorp USA, Inc. as First Lien Representative, The Bank of New York Mellon, as Second Lien Representative, the Company, the direct and indirect Subsidiaries of the Company party thereto and such other parties as may be added thereto from time to time in accordance with the terms thereof and as the Intercreditor Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

EASTMAN KODAK COMPANY
By:	/s/ William G. Love
Name:	William G. Love
Title:	Treasurer

CREO MANUFACTURING AMERICA LLC KODAK AVIATION LEASING LLC
By:	/s/ William G. Love
Name:	William G. Love
Title:	Manager

EASTMAN GELATINE CORPORATION
EASTMAN KODAK INTERNATIONAL
CAPITAL COMPANY, INC.
FAR EAST DEVELOPMENT LTD.
FPC INC.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD.
KODAK IMAGING NETWORK, INC.
KODAK PORTUGUESA LIMITED
KODAK REALTY, INC.
LASER EDIT, INC.
LASER-PACIFIC MEDIA CORPORATION
PACIFIC VIDEO, INC.
PAKON, INC.
QUALEX INC.

By:	/s/ William G. Love
Name:	William G. Love
Title:	Treasurer

Security Agreement

KODAK PHILIPPINES, LTD. NPEC INC.
By:	/s/ William G. Love
Name:	William G. Love
Title:	Assistant Treasurer

Security Agreement

THE BANK OF NEW YORK MELLON, as Collateral Agent
By:	/s/ Franca M. Ferrera
Name:	Franca M. Ferrera
Title:	Senior Associate

Security Agreement

Exhibit A to the
Security Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
     This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of [                    ], 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “IP Security Agreement”), is made [                                        ] (collectively, the “Grantors” and each, individually, a “Grantor”), in favor of The Bank of New York Mellon, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the Second Lien Secured Parties.
     WHEREAS, Eastman Kodak Company, a New Jersey corporation (the “Company”), and certain direct or indirect subsidiaries [(including the Grantors)] of the Company party thereto (such subsidiaries, the “Guarantors”) have entered into an Indenture, dated as of September [___], 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), with The Bank of New York Mellon, as trustee (in such capacity, together with its successors and assigns, the “Trustee”).
     WHEREAS, in connection with the Indenture, each Grantor and the other Guarantors have executed and delivered that certain Security Agreement, dated as of September [___], 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made in favor of the Collateral Agent.
     WHEREAS, the Company, the Grantors, the other Guarantors and the Collateral Agent are parties to that certain Collateral Trust Agreement, dated as of September [___], 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”). Terms defined in the Collateral Trust Agreement and not otherwise defined herein are used herein as defined in the Collateral Trust Agreement.
     WHEREAS, under the terms of the Security Agreement, each Grantor has granted to the Collateral Agent, for the ratable benefit of the Second Lien Secured Parties, a security interest in, among other property, certain intellectual property of such Grantor, and has agreed as a condition thereof to execute this IP Security Agreement for recording with the United States Copyright Office and other governmental authorities.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
     SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Second Lien Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
     (a) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

     (b) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);
     (c) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
     (d) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
     (e) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
     (f) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.
     SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all obligations of such Grantor now or hereafter existing under or in respect of the Second Lien Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Second Lien Obligations and that would be owed by such Grantor to any Second Lien Secured Party under the Second Lien Documents but for the fact that such Second Lien Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company, any Grantor or any other Guarantor.
     SECTION 3. Recordation. Each Grantor authorizes and requests that the United States Copyright Office and any other applicable government officer record this IP Security Agreement.
     SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

2

     SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.
     SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 7. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent, for the benefit of the Second Lien Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent, for the benefit of the Second Lien Secured Parties, hereunder are subject to the provisions of the Intercreditor Agreement, among Citicorp USA, Inc. as First Lien Representative (as defined therein), The Bank of New York Mellon, as Second Lien Representative (as defined therein), the Company, the direct and indirect Subsidiaries of the Company party thereto and such other parties as may be added thereto from time to time in accordance with the terms thereof and as the Intercreditor Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.
[Signature Pages Follow]

3

     IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

EASTMAN KODAK COMPANY

By
Name:
Title:

Address for Notices:

[NAME OF GRANTOR]

By

Name:
Title:

Address for Notices:

[NAME OF GRANTOR]

By

Name:
Title:

Address for Notices:

4

Accepted and Agreed:

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:
Name:
Title:

Address for Notices:

5

Exhibit B to the
Security Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT
     This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT, dated as of                     , 20___ (as amended, amended and restated, supplemented or otherwise modified from time to time, this “IP Security Agreement Supplement”), is made by [                                        ] (the “Grantor”), in favor of The Bank of New York Mellon, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the Second Lien Secured Parties.
     WHEREAS, Eastman Kodak Company, a New Jersey corporation (the “Company”), and certain direct or indirect subsidiaries [(including the Grantor)] of the Company party thereto (such subsidiaries, the “Guarantors”) have entered into an Indenture, dated as of September [___], 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), with The Bank of New York Mellon, as trustee (in such capacity, together with its successors and assigns, the “Trustee”).
     WHEREAS, in connection with the Indenture, (a) the Grantor and the other Guarantors have executed and delivered that certain Security Agreement, dated as of September [___], 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made in favor of the Collateral Agent, and (b) the Grantor has executed and delivered that certain Intellectual Property Security Agreement, dated as of [                    ], 20[___] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”), made in favor of the Collateral Agent.
     WHEREAS, the Company, the Grantor, the other Guarantors and the Collateral Agent are parties to that certain Collateral Trust Agreement, dated as of September [___], 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”). Terms defined in the Collateral Trust Agreement and not otherwise defined herein are used herein as defined in the Collateral Trust Agreement.
     WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Second Lien Secured Parties, a security interest in, among other property, the Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the United States Copyright Office and other governmental authorities.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:
     SECTION 1. Grant of Security. The Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Second Lien Secured Parties, a security interest in all of the Grantor’s right, title and interest in and to the following (the “Collateral”):

     (a) the patents and patent applications set forth in Schedule A hereto (the “Patents”);
     (b) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);
     (c) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
     (d) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
     (e) all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
     (f) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.
     SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all obligations of the Grantor now or hereafter existing under or in respect of the Second Lien Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.
     SECTION 3. Recordation. The Grantor authorizes and requests that the United States Copyright Office and any other applicable government officer to record this IP Security Agreement Supplement.
     SECTION 4. Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

2

     SECTION 5. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 6. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 7. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent, for the benefit of the Second Lien Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent, for the benefit of the Second Lien Secured Parties, hereunder are subject to the provisions of the Intercreditor Agreement, among Citicorp USA, Inc. as First Lien Representative (as defined therein), The Bank of New York Mellon, as Second Lien Representative (as defined therein), the Company, the direct and indirect Subsidiaries of the Company party thereto and such other parties as may be added thereto from time to time in accordance with the terms thereof and as the Intercreditor Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.
[Signature Pages Follow]

3

     IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By
Name:
Title:

Address for Notices:

Accepted and Agreed:

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:
Name:
Title:

Address for Notices:

4

Exhibit C to the
Security Agreement
FORM OF SECURITY AGREEMENT SUPPLEMENT
     Reference is made to that certain (a) Collateral Trust Agreement, dated as of September [___], 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among Eastman Kodak Company, a New Jersey corporation (the “Company”), the other Trustors party thereto from time to time, The Bank of New York Mellon, as Trustee and as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the Second Lien Secured Parties, and each New Second Lien Representative party thereto from time to time, and (b) Security Agreement dated as of September [___], 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the Company and the other Grantors (as defined therein) from time to time party thereto, in favor of the Collateral Agent. Terms defined in the Collateral Trust Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Collateral Trust Agreement or the Security Agreement, as applicable.
     This Security Agreement Supplement, dated as of                     , 20___ (this “Security Agreement Supplement”), is being delivered in connection with the Security Agreement.
     SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Second Lien Secured Parties, a security interest in all of its right, title and interest in and to its Collateral consisting of the following, in each case, subject to restrictions on assignment or transfer, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively, the undersigned’s “Collateral”): all Equipment, Inventory, Security Collateral (including, without limitation, the indebtedness set forth on Schedule A hereto and the securities and securities/deposit accounts set forth on Schedule B hereto), Receivables, Related Contracts, Agreement Collateral, Account Collateral (including the deposit accounts set forth on Schedule C hereto), Intellectual Property Collateral, all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the undersigned pertaining to any of the undersigned’s Collateral, and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the undersigned’s Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all (a) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (b) cash; provided that, in no event shall the Collateral include any Excluded Property.
     SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Second Lien Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Second Lien Secured Parties under the Second Lien Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor.
     SECTION 3. Representations and Warranties. The undersigned represents and warrants as follows:
     (a) The undersigned’s exact legal name, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule D hereto. Within the twelve months preceding the date hereof, the undersigned has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule E hereto except as set forth in Schedule F hereto.
     (b) All Equipment having a value in excess of $10,000,000 and all Inventory having a value in excess of $10,000,000 as of the date hereof of the undersigned is located at the places specified therefor in Schedule H hereto.
     (c) The undersigned is not a beneficiary or assignee under any letter of credit with a stated amount in excess of $10,000,000 and issued by a United States financial institution as of the date hereof, other than the letters of credit described in Schedule I hereto.
     (d) The undersigned hereby makes each other representation and warranty set forth in Section 6 of the Security Agreement with respect to itself and the Collateral granted by it.
     SECTION 4. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.
     SECTION 5. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.1

[1]	If the Additional Grantor is not concurrently executing a guaranty or other Second Lien Document containing provisions relating to submission to jurisdiction and jury trial waiver, include them here.

     SECTION 6. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent, for the benefit of the Second Lien Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent, for the benefit of the Second Lien Secured Parties, hereunder are subject to the provisions of the Intercreditor Agreement, among Citicorp USA, Inc. as First Lien Representative, The Bank of New York Mellon, as Second Lien Representative, the Company, the direct and indirect Subsidiaries of the Company party thereto and such other parties as may be added thereto from time to time in accordance with the terms thereof and as the Intercreditor Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Address for Notices: